UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2024

Carisma Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3675 Market Street, Suite 401 Philadelphia, PA		19104
(Address of Principal Executive Offices)		( Zip Code)

Registrant’s telephone number, including area code: (267) 491-6422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	CARM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On October 24, 2024, Michael Torok notified Carisma Therapeutics Inc. (the “Company”) of his decision to resign from the Company’s board of directors (the “Board”), effective October 31, 2024. At the time of his resignation, Mr. Torok was a member of the audit committee. Mr. Torok’s resignation from the Board was due to his other professional commitments and not a result of any disagreement with the Company’s operations, policies or practices.

Director Appointment

On October 30, 2024, the Board elected Sohanya Cheng as a director of the Company, effective October 31, 2024. Ms. Cheng was appointed as a Class I director and will serve in accordance with the Company’s amended and restated by-laws until the Company’s 2027 annual meeting of stockholders and thereafter until her successor is duly elected and qualified or until her earlier death, resignation or removal. Ms. Cheng will serve on the audit committee, which will be comprised of Marella Thorell (Chair), Sanford Zweifach and Ms. Cheng, effective October 31, 2024.

In accordance with the Company’s non-employee director compensation policy, Ms. Cheng will receive (i) annual cash compensation of $40,000 for her service as a director and an additional cash retainer for any committees on which she serves and (ii) reimbursement for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Board and committees thereof. In addition, in accordance with the Company’s non-employee director compensation policy, Ms. Cheng was granted a stock option under the Carisma Therapeutics Inc. 2014 Amended and Restated Stock Incentive Plan to purchase 38,700 shares of the Company’s common stock at a per share exercise price equal to the closing price of the Company’s common stock on October 31, 2024, the date of grant. The option will vest as to 2.7778% of the shares of the Company’s common stock underlying the option at the end of each successive one-month period over a three-year period following the date of grant, subject to continued service with the Company.

In connection with her election, the Company and Ms. Cheng will enter into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Ms. Cheng for certain expenses and costs relating to claims, suits or proceedings arising out of her service as a director of the Company. There are no arrangements or understandings between Ms. Cheng and any other person regarding her election to the board of directors and Ms. Cheng does not have a direct or indirect material interest in any related party transaction required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARISMA THERAPEUTICS INC.

	By:	/s/ Steven Kelly
Date: October 30, 2024		Steven Kelly
President and Chief Executive Officer